9661 South 700 East	Jaimes Freire, 4 Norte
Salt Lake City, Utah 84070	Calle Las Jardineras #16
USA	Santa Cruz de la Sierra, Bolivia
(801) 619-9320 Office	(591-3) 312-1148 Oficina
(801) 619-1747 Fax	(591-3) 312-1149 Fax
info@geii.com	info@geii.com

FOR IMMEDIATE RELEASE

Golden Eagle Signs Non-Binding Term Sheet for Multi-Million
Dollar Sale of Buen Futuro Project, Joint Venture on
Precambrian Properties and Sale of Gold Bar Mill

SALT LAKE CITY, UTAH—(BUSINESSWIRE)---June 4, 2007---Golden Eagle International, Inc. (OTCBB: MYNG) announced today that it signed a non-binding Term Sheet with Platinum Diversified Mining Inc. (“PDM”) on June 2, 2007 for: (a) the sale of its Buen Futuro gold and copper project in eastern Bolivia; (b) a joint venture on its Precambrian Properties; and, (c) an option for the sale of its Gold Bar Mill. Golden Eagle will be entitled to receive $13.5 million in cash and PDM securities as an initial payment and Gold Bar option fee; $31 million in cash and PDM securities as a production payment from the Buen Futuro project, if and when initiated, as well as warrants to purchase an additional $24 million of PDM stock, and other forms of consideration. In addition, Golden Eagle will have a 40% participation in the joint venture on the Precambrian Properties, to which PDM will contribute the first $5 million for exploration and development. Completion of the transaction is subject to the negotiation and execution of definitive agreements, satisfaction of the conditions set out in the non-binding Term Sheet, as well as other requirements discussed below.

PDM is a special purpose acquisition company (“SPAC”) formed in the Cayman Islands and listed on the London Stock Exchange Alternative Investment Market (“London AIM”). PDM raised $80 million in 2006 and began the process of seeking to acquire a suitable mining project. PDM requested the suspension of trading in its shares and warrants on the London AIM on March 14, 2007 because it had not acquired a suitable project within the one-year timeframe set by the AIM for a SPAC. However, PDM was granted a 6-month extension by the AIM until September 14, 2007 to acquire a project for approval by its shareholders. If and when the project is approved, PDM will apply for the re-admission of trading of its shares and warrants again on the London AIM.

The non-binding Term Sheet between the two companies sets out the following terms and conditions that will be further refined in definitive agreements to be negotiated between the parties by August 7, 2007:

•	At closing, PDM will make a $5 million cash payment to Golden Eagle;
•	At closing, PDM will issue to Golden Eagle 1 million shares of its ordinary stock, valued at $8 per share, with a total value of $8 million;
•	At closing, PDM will issue to Golden Eagle 1 million warrants to purchase 1 million of its ordinary shares at $8 per share with a three-year exercise period;
•
PDM will pay Golden Eagle up to $15 million in cash from 40% of its net production of minerals from the Buen Futuro A Zone Project (consisting of 2,500 acres) (the “Net Cash Production Royalty”), if and when PDM puts that project into production;

•
PDM will pay to Golden Eagle 2 million additional ordinary PDM shares, valued at $8 per share, with a total value of $16 million (the “Net Stock Production Royalty”) from 40% of its net production of minerals from the Buen Futuro A Zone Project, if and when PDM puts that project into production;

•
PDM will also issue to Golden Eagle one warrant to purchase its ordinary shares at $8.50 per share, with a three-year exercise period, for every one share of its stock that it pays to Golden Eagle out of the Net Stock Production Royalty;

•
The Net Cash Production Royalty and Net Stock Production Royalty payable from 40% of the net production from the Buen Futuro A Zone Project will be paid on a 50/50 basis until each royalty amount has been met.

•
PDM and Golden Eagle will enter into a joint venture agreement in which PDM will be a 60% partner and Golden Eagle will be a 40% partner, for the exploration and mining of the Precambrian Properties (consisting of 134,000 acres) (the “Joint Venture”);

•	PDM’s board of directors will nominate, and recommend to its shareholders, one person chosen by Golden Eagle to serve on PDM’s Board of Directors;
•	At closing, PDM will enter into a two-year option to purchase Golden Eagle’s 3,500-ton-per-day CIP Gold Bar Mill located southwest of Eureka, Nevada, under the following terms:
➢	PDM will pay Golden Eagle $500,000 at closing as a non-refundable option fee;
➢
PDM will have a first right of refusal to match by 102% any unsolicited offer for the purchase of the Gold Bar Mill that Golden Eagle receives during the option period that exceeds Golden Eagle’s demonstrated book value, estimated today at $3.94 million, with the application of the option fee to the purchase price;

➢
At the end of the two-year option period, if no suitable unsolicited offer has been received by Golden Eagle, then PDM will have the right to purchase the Gold Bar Mill for Golden Eagle’s demonstrated book value, again with the application of the option fee to the purchase price;

•
Golden Eagle will retain 100 percent of the rights to explore, and receive production from, its C Zone gold placer project, its explored B Zone placer gold project, as well as all gold placer deposits located on the Precambrian Properties, and any pilot or production plants used on those deposits;

•	Golden Eagle’s Cangalli and Tipuani Properties in western Bolivia were specifically excluded, and therefore unaffected, by the Term Sheet signed with PDM.

“We are extremely pleased for our shareholders that the management team of experienced mining professionals at PDM have shown such enthusiasm for our Buen Futuro gold and copper project, as well as the potential of our Precambrian Properties that cover the rest of the 22-mile (35-kilometer) Ascension Gold-Copper Trend,” stated Terry Turner, Golden Eagle’s CEO. “It is also exciting to know that PDM shares our vision for the dynamic future of copper and gold. PDM has the available cash and expertise to commence the development of the Buen Futuro project. If everything progresses as planned, and the transaction is completed as contemplated in the non-binding Term Sheet, Golden Eagle will benefit from the cash and stock received at closing, the cash and stock received through the production royalty, the potential appreciation in PDM’s stock and our potential ongoing share of the joint venture on the Precambrian Properties.”

PDM’s filing for “Admission to Trading on the AIM” in March of 2006 stated, “The [PDM] Directors have, in the aggregate, over 120 years of experience in the metals and mining industries and collectively have a successful track record of completing large-scale acquisitions and achieving internal growth.” PDM’s executives have worked for and advised some of the largest mining companies in the industry, including: Kennecott Copper Corporation, Rio Tinto Mining, Newmont Mining, AMAX Inc., Palabora Mining Company, Cadence Resource Corporation, Western Goldfields, Atlantic Richfield Company, Shell Mining Company and Kerr McGee Coal Corporation. PDM’s President and CEO, Bobby Cooper, has forty years of experience in the mining industry and was President and CEO of Kennecott Copper Corporation.

Completion of the transaction is subject to the following conditions, among others:

•	PDM and Golden Eagle must each be satisfied with their due diligence over the course of the next 60 days;
•	The shareholders of the two companies must approve the definitive agreements;
•	PDM and Golden Eagle must negotiate, execute and close on the definitive agreements by September 14, 2007;
•	The London AIM approves PDM’s application for re-admission of trading in its shares and warrants; and
•	Production and exploration move forward as contemplated in the Term Sheet and the discussions to date between the two companies.

Mr. Turner stated that, although there are a number of conditions that must be met before the transaction will close, “we are confident that the parties will work together in good faith to make every effort to bring this transaction to a successful conclusion.”

Golden Eagle is obligated to pay Livstar Management Services Inc. (“Livstar”), a company incorporated in the British Virgin Islands, a consulting services fee of nine percent (9%) of any amounts received by Golden Eagle in cash or stock for the sale or joint venture of any of Golden Eagle’s assets. Livstar introduced PDM to Golden Eagle and consulted with the Company during its negotiations with PDM.

Golden Eagle intends to move forward with its expansion from pilot operations on its C Zone placer gold project to full-scale commercial production.

Eagle E-mail Alerts: If you are interested in receiving Eagle E-mail Alerts, please e-mail the Company at: eaglealert@geii.com.

Golden Eagle International, Inc. is a gold and copper exploration and mining company headquartered in Salt Lake City, Utah and with offices also in Santa Cruz, Bolivia. The Company is currently focusing its efforts on the due diligence period over the course of the next 60 days for the successful completion of definitive agreements with PDM. The Company continues to concentrate its efforts as well on its placer gold project on the C Zone, within its 136,500 acres (213 square miles) in eastern Bolivia’s Precambrian Shield.

The Company highly recommends that you review its disclosures, risk statements, previous press releases, annual reports, quarterly reports and current reports found at its website: www.geii.com.

CONTACT: Sabrina Martinez in Investor Relations: (801) 619-9320

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISKS
Some of the statements in this press release are forward-looking statements and are based on an assumed set of economic conditions and courses of action, including: (a) whether Golden Eagle’ will be able to obtain sufficient financing to continue to meet its operational goals; (b) estimates of mineral reserves, mineralized material and future production levels; (c) whether due diligence by PDM will be satisfactory regarding Golden Eagle’s Buen Futuro A Zone project, Precambrian Properties or Gold Bar Mill; (d) whether Golden Eagle and PDM will be able to negotiate and execute definitive agreements regarding PDM’s acquisition of the Buen Futuro A Zone project, the proposed joint venture regarding the Precambrian Properties and the option regarding the Gold Bar Mill; (e) whether PDM and Golden Eagle’s shareholders will approve the terms and conditions set out in the Term Sheet executed by the two companies and to be memorialized in definitive agreements if due diligence reaches satisfactory conclusions; (f) whether the London Stock Exchange Alternative Investment Market (AIM) will re-admit for trading the ordinary shares and warrants of PDM by September 14, 2007; (g) uncertainties that result from actions that may be taken in Bolivia relative to increases in the Complementary Mining Tax, Corporate Income Tax or the amount paid for mining patents [claims fees] in the future; (h) uncertainties that result from social and political conditions in Bolivia; and (j) other risk factors and matters disclosed in Golden Eagle’s Securities and Exchange Commission (“SEC”) filings which may be accessed at www.sec.gov. There is a significant risk that actual material results will vary from projected results depending on such factors as changes in general economic, social and political conditions in Bolivia and financial markets; changes in gold and copper prices; technological and operational hazards in Golden Eagle’s mining and mine development activities; uncertainties inherent in the calculation of mineral reserves, mineral resources, mineralized material (which has the lowest level of technical confidence) and metal recoveries; the timing and availability of financing; governmental and other approvals, and other risk factors listed from time-to-time in Golden Eagle’s Form 10-KSB and its other reports filed with the SEC. No information provided in this press release should be construed as a representation, or indication in any form or manner, of the present or future value of the Company or its common stock. Readers of information contained in this press release should carefully review the Company’s Form 10-KSB/A filed on May 2, 2007 and Form 10-QSB filed on May 21, 2007, which contain important information regarding the Company’s financial results, its future plans and their limitations, and the risks involved with the Company’s operations. Additionally, nothing in this press release and our plans with respect to the Buen Futuro A Zone gold and copper project, as well as the C Zone gold project, should be construed by any means as an indication of whether we will ever conduct successful mining operations in connection with those projects, or whether PDM will ever conduct successful mining operations on our properties. Golden Eagle disclaims any responsibility to update forward-looking statements made herein.